  As filed with the Securities and Exchange Commission on January 22, 1997

                                                Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                       ----------------------------------

                                    FORM S-8

            Registration Statement Under the Securities Act of 1933


                           STUART ENTERTAINMENT, INC
             (Exact name of registrant as specified in its charter)

                Delaware                                      84-0402207
     -------------------------------                     -------------------
     (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                     Identification No.)




           3211 Nebraska Avenue
           Council Bluffs, Iowa                                    51501
  ----------------------------------------                      ----------
  (Address of principal executive offices)                      (Zip code)


 STUART ENTERTAINMENT, INC AMENDED AND RESTATED 1994 PERFORMANCE STOCK OPTION
                                     PLAN
                            (Full title of the plan)


              Michael A. Schalk
             Corporate Secretary
            3211 Nebraska Avenue
         Council Bluffs, Iowa  51501                   (712) 323-1488
   ---------------------------------------    ---------------------------------
   (Name and address of agent for service)    (Telephone number, including area
                                                  code, of agent for service)


                                   Copies to:

                             Warren L. Troupe, Esq.
                                   Kutak Rock
                                   Suite 2900
                                717 17th Street
                          Denver, Colorado  80202-3329
                                 (303) 297-2400

                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum     Proposed maximum         Amount of
         Title of securities        Amount to be        offering price         aggregate           registration
           to be registered          registered          per unit(1)        offering price(1)           fee
         -------------------       --------------    -------------------   ------------------      -------------
            Common Stock,             500,000              $5.25               $2,625,000             $820.31
            $.01 par value

---------------

       (1)  Estimated solely for the purpose of calculating the registration fee pursuant to the Rule 457(h).
--------------------------------------------------------------------------------

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT OF 1933.

      Information Required Pursuant to General Instruction E to Form S-8

         On May 20, 1996, the Board of Directors of the Registrant unanimously voted to amend its Performance Stock Option Plan (the "Plan") to increase the number of shares of common stock reserved for issuance under the Plan from 2,000,000 to 2,500,000 shares. The amendment to the Plan was submitted for approval and approved by the Registrant's shareholders at the Registrant's Annual Meeting of Shareholders held on July 17, 1996. This Registration Statement of the Registrant on Form S-8 is being filed to register the additional 500,000 shares reserved for issuance under the Plan.

         The Registrant's original Registration Statement on Form S-8, which became effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended, on March 3, 1995, File No. 33-89962, is hereby incorporated by reference.

Exhibits:


Exhibit Number   Description
--------------   -----------

 5               Opinion of Kutak Rock

23.1             Consent of Kutak Rock (included in Exhibit 5)

23.2             Consent of Deloitte & Touche LLP

24 Powers of Attorney, included herein at page S-2 of the Registration Statement, are incorporated herein by reference

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Council Bluffs, State of Iowa, on this 20th day of January, 1997.

                                   STUART ENTERTAINMENT, INC



                                   BY  /s/ Timothy R. Stuart
                                      ----------------------------------
                                            Timothy R. Stuart, President

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy R. Stuart, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                          Title                                         Date
           ---------                          -----                                         ----
 /s/ Sangwoo Ahn                   Director                                            January 20, 1997
--------------------------------
Sangwoo Ahn

 /s/ Albert F. Barber              Vice Chairman of the Board and Chief                January 20, 1997
--------------------------------   Executive Officer
Albert F. Barber

 /s/ Perry J. Lewis                Director                                            January 20, 1997
--------------------------------
Perry J. Lewis

 /s/ Harry Poll                    Director                                            January 20, 1997
--------------------------------
Harry Poll

 /s/ Ronald G. Rudy                Director                                            January 20, 1997
--------------------------------
Ronald G. Rudy

 /s/ Richard D. Spizzirri          Director                                            January 20, 1997
--------------------------------
Richard D. Spizzirri

 /s/ Ira Starr                     Director                                            January 20, 1997
--------------------------------
Ira Starr

 /s/ Leonard A. Stuart             Chairman of the Board                               January 20, 1997
--------------------------------
Leonard A. Stuart

 /s/ Timothy R. Stuart             President, Chief Operating Officer and              January 20, 1997
--------------------------------   Director
Timothy R. Stuart


 /s/ Stanley M. Taube              Director                                            January 20, 1997
--------------------------------
Stanley M. Taube


 /s/ Paul C. Tunink                Vice President Finance, Treasurer and Chief         January 20, 1997
--------------------------------   Financial Officer
Paul C. Tunink

                                 EXHIBIT INDEX



Exhibit
Number           Description
------           -----------
5                Opinion of Kutak Rock

23.1             Consent of Kutak Rock (included in Exhibit 5)

23.2             Consent of Deloitte & Touche LLP

24 Powers of Attorney, included at page S-2 of the Registration Statement, are incorporated herein by reference